                                          Exhibit 23
                                          Form 10-K for 1993
                                          File No. 1-8606



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Bell Atlantic Corporation Form S-3 (File No. 33-30642), Form S-8 (File No. 2-97281), Form S-3 (File No. 33-8451), Form S-8 (File No. 33-10377), Form S-8
(file No. 33-10378), Form S-3 (File No. 33-36551), Form S-3 (File No. 33-
49085), Form S-4 (file No. 33-49313), our reports dated February 7, 1994, which include an explanatory paragraph stating that the Company changed its method of accounting for income taxes and postemployment benefits in 1993 and postretirement benefits other than pensions in 1991, on our audits of the consolidated financial statements and financial statement schedules which reports are incorporated by the reference and included, respectively, in this Annual Report on Form 10-K of Bell Atlantic Corporation and subsidiaries as of December 31, 1993 and December 31, 1992, and for each of the three years in the period ended December 31, 1993.



                                  /s/ COOPERS & LYBRAND



2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 29, 1994